                                                                  EXECUTION COPY










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                          LENFEST COMMUNICATIONS, INC.

                          7 5/8% Senior Notes due 2008







                                    INDENTURE



                          Dated as of February 5, 1998









                              THE BANK OF NEW YORK,

                                     Trustee









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                                TABLE OF CONTENTS

                                 ARTICLE 1                                Page

                   Definitions and Incorporation by Reference


SECTION 1.01.  Definitions ............................  1
SECTION 1.02.  Other Definitions ...................... 18
SECTION 1.03.  Incorporation by Reference of Trust
                 Indenture Act ........................ 19
SECTION 1.04.  Rules of Construction .................. 19

                                    ARTICLE 2

                                 The Securities


SECTION 2.01.     Form and Dating ........................ 20
SECTION 2.02.     Execution and Authentication ........... 20
SECTION 2.03.     Registrar and Paying Agent ............. 21
SECTION 2.04.     Paying Agent To Hold Money in Trust..... 21
SECTION 2.05.     Securityholder Lists ................... 21
SECTION 2.06.     Replacement Securities ................. 22
SECTION 2.07.     Outstanding Securities ................. 22
SECTION 2.08.     Temporary Securities ................... 23
SECTION 2.09.     Cancellation ........................... 23
SECTION 2.10.     Defaulted Interest ..................... 23
SECTION 2.11.     Record Date ............................ 25
SECTION 2.12.     CUSIP Numbers .......................... 25


                                    ARTICLE 3

                                    Covenants


SECTION 3.01.     Certain Covenants Suspended ............ 25
SECTION 3.02.     Payment of Securities .................. 26
SECTION 3.03.     SEC Reports ............................ 26
SECTION 3.04.     Limitation on Indebtedness ............. 27
SECTION 3.05.     Limitation on Restricted Payments ...... 27
SECTION 3.06.     Limitation on Liens .................... 28
SECTION 3.07.     Limitation on Transactions with
                    Affiliates............................ 28
SECTION 3.08.     Designation of Restricted and
                    Unrestricted   Subsidiaries........... 30
SECTION 3.09.     Change of Control Offer ................ 30
SECTION 3.10.     Compliance Certificate ................. 32

                                    ARTICLE 4

                                Successor Company


SECTION 4.01.     When Company May Merge or Transfer
                     Assets .............................. 33

                                    ARTICLE 5

                              Defaults and Remedies


SECTION 5.01.     Events of Default ...................... 34
SECTION 5.02.     Acceleration ........................... 36
SECTION 5.03.     Other Remedies ......................... 37
SECTION 5.04.     Waiver of Past Defaults ................ 37
SECTION 5.05.     Control by Majority .................... 37
SECTION 5.06.     Limitation on Suits .................... 38
SECTION 5.07.     Rights of Holders To Receive Payment ... 38
SECTION 5.08.     Collection Suit by Trustee ............. 38
SECTION 5.09.     Trustee May File Proofs of Claim ....... 38
SECTION 5.10.     Priorities ............................. 39
SECTION 5.11.     Undertaking for Costs .................. 39
SECTION 5.12.     Waiver of Stay or Extension Laws ....... 40


                                    ARTICLE 6

                                     Trustee


SECTION 6.01.     Duties of Trustee ...................... 40
SECTION 6.02.     Rights of Trustee ...................... 41
SECTION 6.03.     Individual Rights of Trustee ........... 42
SECTION 6.04.     Trustee's Disclaimer ................... 42
SECTION 6.05.     Notice of Defaults ..................... 42
SECTION 6.06.     Reports by Trustee to Holders .......... 42
SECTION 6.07.     Compensation and Indemnity ............. 43
SECTION 6.08.     Replacement of Trustee ................. 44
SECTION 6.09.     Successor Trustee by Merger ............ 45
SECTION 6.10.     Eligibility; Disqualification .......... 45
SECTION 6.11.     Preferential Collection of Claims
                    Against Company ...................... 46

                                    ARTICLE 7

                       Discharge of Indenture; Defeasance


SECTION 7.01.     Discharge of Liability on Securities;
                    Defeasance ........................... 46
SECTION 7.02.     Conditions to Defeasance ............... 47
SECTION 7.03.     Application of Trust Money ............. 48
SECTION 7.04.     Repayment to Company ................... 48
SECTION 7.05.     Indemnity for Government
                    Obligations .......................... 49
SECTION 7.06.     Reinstatement .......................... 49


                                    ARTICLE 8

                                   Amendments

SECTION 8.01.     Without Consent of Holders ............. 49
SECTION 8.02.     With Consent of Holders ................ 50
SECTION 8.03.     Compliance with Trust Indenture Act .... 51
SECTION 8.04.     Revocation and Effect of Consents
                    and Waivers .......................... 51
SECTION 8.05.     Notation on or Exchange of
                    Securities ........................... 52
SECTION 8.06.     Trustee To Sign Amendments ............. 52
SECTION 8.07.     Payment for Consent .................... 53


                                    ARTICLE 9

                                  Miscellaneous


SECTION 9.01.  Trust Indenture Act Controls ...........    53
SECTION 9.02.  Notices ................................    53
SECTION 9.03.  Communication by Holders with Other
                  Holders .............................    54
SECTION 9.04.  Certificate and Opinion as to
                  Conditions Precedent ................    54
SECTION 9.05.  Statements Required in Certificate
                  or Opinion ..........................    55
SECTION 9.06.  Rules by Trustee, Paying Agent and
                  Registrar ...........................    55
SECTION 9.07.  Legal Holidays .........................    55
SECTION 9.08.  Governing Law ..........................    55
SECTION 9.09.  No Recourse Against Others .............    55
SECTION 9.10.  Successors .............................    56

SECTION 9.11.  Multiple Originals .....................    56
SECTION 9.12.  Table of Contents; Headings ............    56
SECTION 9.13.  Severability ...........................    56


Appendix  A -  Provisions Relating to Initial Securities and
                           Exchange Securities

Exhibit 1 to
Appendix A  -  Form of Initial Security

Exhibit A   -  Form of Exchange Security

                                INDENTURE dated as of February 5, 1998,
                           between LENFEST COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee").


                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 7 5/8% Senior Notes due 2008 (the "Initial Securities") and, if and when issued pursuant to a registered exchange for Initial Securities, the Company's 7 5/8% Senior Notes due 2008 (the "Exchange Securities", and together with the Initial Securities, the "Securities"):


                                    ARTICLE 1

                   Definitions and Incorporation by Reference

                  SECTION 1.01.  Definitions.

                  "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director or officer (a) of such specified Person, (b) of any Subsidiary of such specified Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 3.07 only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Capital Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Annualized Pro Forma EBITDA" means, with respect to any Person, the product of such Person's Pro Forma EBITDA for the latest fiscal quarter for which financial statements are available multiplied by four.

                  "Asset Sale" means the sale, transfer or other disposition (other than to the Company or any of its

Restricted Subsidiaries) in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary, (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary or (c) all or substantially all of the assets of
(1) a Company System or part thereof serving at least 50,000 basic subscribers,
(2) a division, (3) a line of business or (4) a comparable business segment of the Company or any Restricted Subsidiary.

                  "Attributable Indebtedness" means Indebtedness deemed to be incurred in respect of a Sale and Leaseback Transaction and shall be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                  "Board Resolution" means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of the Company.

                  "Business Day" means each day which is not a Legal Holiday (as defined in Section 9.07).

                  "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right, warrant, option or other interest in the nature of an equity interest in such Person, but excluding any debt security convertible or exchangeable into such equity interest.

                  "Capital Stock Sale Proceeds" means the aggregate Net Cash Proceeds received by the Company from the issue or sale (other than to a Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary) by the Company of any class of its Capital Stock (other than Redeemable Stock) after November 14, 1995.

                  "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

                  "Change of Control" means such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than one or more of the Permitted Holders and their Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power required to elect or designate for election a majority of the Company's Board of Directors and attaching to the then outstanding voting Capital Stock of the Company.

                  "Change of Control Triggering Event" means, with respect to the Securities, the occurrence of both a Change of Control and a Rating Decline with respect to the Securities.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Company System" means any cable television system owned by the Company or any Restricted Subsidiary.

                  "Consolidated Interest Expense" means, for any Person, for any period, the amount of interest in respect of Indebtedness (including amortization of original issue discount, fees payable in connection with financings, including commitment, availability and similar fees, and amortization of debt issuance costs, non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under, and the net costs associated with, any Interest Rate Agreement, however denominated, with respect to such Indebtedness), the amount of Redeemable Dividends, the amount of Preferred Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Restricted Subsidiary, commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, and the interest component of rentals in respect of any Capitalized Lease Obligation or Sale and Leaseback Transaction paid, accrued or scheduled to be paid or accrued by such Person during such period, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

                  "Consolidated Net Income" means for any period, the net income
(loss) of the Company and its Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (a) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause
(iii) below) and (b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income, (ii) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition, (iii) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (a) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause) and (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (iv) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated

Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person, (v) any extraordinary gain or loss and (vi) the cumulative effect of a change in accounting principles.

                  "Cumulative EBITDA" means at any date of determination the cumulative EBITDA of the Company from and after September 30, 1995 to the end of the fiscal quarter immediately preceding the date of determination or, if such cumulative EBITDA for such period is negative, minus the amount by which such cumulative EBITDA is less than zero.

                  "Cumulative Interest Expense" means at any date of determination the aggregate amount of Consolidated Interest Expense paid, accrued or scheduled to be paid or accrued by the Company from September 30, 1995 to the end of the fiscal quarter immediately preceding the date of determination determined on a consolidated basis in accordance with GAAP.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default (as defined in Section 5.01).

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors.

                  "Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Bankers Trust Company (or its successor) in New York City at approximately 11:00 a.m. (New York time) on the date two Business Days prior to such determination.

                  "EBITDA" means, for any Person, for any period, an amount equal to (A) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing consolidated net income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing consolidated net income for such period, minus (B) all non-cash items increasing consolidated net income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP, except that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" means with respect to any Property, the price which could be negotiated in an arm's- length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided, (i) if such Property has a Fair Market Value of less than $5 million, by any Officer of the Company or (ii) if such Property has a Fair Market Value in excess of $5 million, by a majority of the Board of Directors and evidenced by a resolution, dated within 30 days of the relevant transaction, of such Board of Directors delivered to the Trustee.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP consistently applied.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. The terms "incurred", "incurrence" and "incurring" shall each have a correlative meaning.

                  "Indebtedness" means (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute customer advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included, (i) any Capitalized Lease Obligations, (ii) Indebtedness of other Persons secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such Indebtedness being deemed to be the lesser of the value of such property or assets or the amount of the Indebtedness so secured),
(iii) Guarantees of Indebtedness of other Persons, (iv) any Redeemable Stock,
(v) any Attributable Indebtedness, (vi) all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments or credit transactions (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit, (vii) in the case of the Company, Preferred Stock of its Restricted Subsidiaries and (viii) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing. Notwithstanding the foregoing, Indebtedness shall not include any interest or accrued interest until due and payable.

                  "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the TIA that are deemed to be a part of and govern this instrument, and any such supplemental indenture, respectively.

                  "Independent Appraiser" means an investment banking firm of national standing with non-investment grade debt underwriting experience or any third party appraiser of national standing; provided, however, that such firm or appraiser is not an Affiliate of the Company.

                  "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement.

                  "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent) by Moody's Investors Service, Inc. (or any successor to the rating agency business thereof) and Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. (or any successor to the rating agency business thereof), respectively.

                  "Issue Date" means the date on which the Securities are initially issued.

                  "Lenfest Family" means collectively H. F. Lenfest and members of his immediate family, any of their respective spouses, estates, lineal descendants, heirs, executors, personal representatives, administrators, trusts for any of their benefit and charitable foundations to which shares of the Company's Capital Stock beneficially owned by any of the foregoing have been transferred.

                  "Leverage Ratio" means the ratio of (i) the outstanding Indebtedness of a Person and its Subsidiaries (or in the case of the Company, its Restricted Subsidiaries) divided by (ii) the Annualized Pro Forma EBITDA of such Person.

                  "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capitalized Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

                  "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Officer" means the President, the Treasurer, the Assistant Secretary, or any Executive Vice President or Vice
President of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers at least one of whom shall be the principal executive officer, principal accounting officer, principal financial officer or Vice
President-Finance of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "pari passu", as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, means that each such Indebtedness either

(i) is not subordinate in right of payment to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and is so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

                  "Permitted Holders" means the Lenfest Family and Tele-Communications, Inc.

                  "Permitted Liens" means (i) Liens incurred by the Company or any Restricted Subsidiary if, after giving effect to such incurrence on a pro forma basis, the amount of the total Indebtedness or other obligations of the Company and its Restricted Subsidiaries that is secured by a Lien does not exceed the product of the Annualized Pro Forma EBITDA of the Company multiplied by 3.00; (ii) Liens on the Property of the Company or any Restricted Subsidiary existing on the Issue Date; (iii) Liens on the Property of the Company or any Restricted Subsidiary to secure any extension, renewal, refinancing, replacement or refunding (or successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in any of clauses (i), (ii), (vii) or (x); provided, however, that any such Lien will be limited to all or part of the same Property that secured the original Lien (plus improvements on such Property) and the aggregate principal amount of Indebtedness that is secured by such Lien will not be increased to an amount greater than the sum of (A) the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness described under clauses (i),
(ii), (vii) and (x) at the time the original Lien became a Permitted Lien under this Indenture and (B) an amount necessary to pay any premiums, fees and other expenses incurred by the Company in connection with such refinancing, refunding, extension, renewal or replacement; (iv) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings; (v) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or are being contested in good faith and by appropriate proceedings; (vi) Liens on the Property of the Company or any Restricted Subsidiary in favor of issuers of performance bonds and surety or appeal bonds; (vii) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or such Restricted Subsidiary; provided, however, that such Lien shall not have been incurred in anticipation or in connection with such transaction or series of related transactions pursuant to which such Property was acquired by the Company or such Restricted Subsidiary; (viii) other Liens on the Property of the Company or any Restricted Subsidiary incidental to the conduct of their respective businesses or the ownership of their respective Properties which were not credited in connection with the incurrence of Indebtedness or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of their respective Properties or materially impair the use thereof in the operation of their respective businesses; (ix) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case incurred in the ordinary course of business, (x) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that any such Lien was not incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or (xi) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character.

                  "Permitted Refinancing Indebtedness" means any renewals, extensions, substitutions, refinancings or replacements of any Indebtedness, including any successive extensions, renewals, substitutions, refinancings or replacements so long as (i) the aggregate amount of Indebtedness represented thereby is not increased by such renewal, extension, substitution, refinancing or replacement, (ii) the average life and the date such Indebtedness is scheduled to mature is not shortened and (iii) the new Indebtedness shall not be senior in right of payment to the Indebtedness that is being extended, renewed, substituted, refinanced or replaced.

                  "Person" means any individual, corporation, company (including limited liability company), partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

                  "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Secu rity which is due or overdue or is to become due at the relevant time.

                  "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation in accordance with Article 11 of Regulation S-X promulgated under the Securities Act (to the extent applicable), as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

                  "Pro Forma EBITDA" means for any Person, for any period, the EBITDA of such Person as determined on a consolidated basis in accordance with GAAP after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and (ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such Person or business; provided, however, that, with respect to the Company, all of the foregoing references to "Subsidiary" or "Subsidiaries" shall be deemed to refer only to the "Restricted Subsidiaries" of the Company.

                  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in any other Person (but excluding Capital Stock or other securities issued by such Person).

                  "Rating Agencies" mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and Moody's
Investors Service, Inc. or any successor to the respective rating agency businesses thereof.

                  "Rating Date" means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control.

                  "Rating Decline" means, with respect to the Securities, the occurrence of the following on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of such Securities is under publicly announced consideration for possible downgrade by either of the Rating Agencies): (a) in the event the Securities are assigned an Investment Grade Rating by either of the Rating Agencies on the Rating Date, the rating of the Securities by both of the Rating Agencies shall be below an Investment Grade Rating; or (b) in the event the Securities are rated below an Investment Grade Rating by both of the Rating Agencies on the Rating Date, the rating of the Securities by either of the Rating Agencies shall be decreased by one or more gradations (including gradations within rating categories as well as between rating categories).

                  "Redeemable Dividend" means, for any dividend with regard to Redeemable Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Redeemable Stock.

                  "Redeemable Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof, in whole or in part, or (iii) is convertible or exchangeable for Indebtedness.

                  "Restricted Payment" means (i) any dividend or distribution (whether made in cash, property or securities) declared or paid on or with respect to any shares of Capital Stock of the Company or Capital Stock of any Restricted Subsidiary except for any dividend or distribution which is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to the other shareholders of such Restricted Subsidiary on a pro rata basis) or dividends or distributions payable solely in shares of Capital Stock (other than Redeemable Stock) of the Company; (ii) a payment made by the Company or any Restricted Subsidiary to purchase, redeem, acquire or retire any Capital Stock of the Company or Capital Stock of any Affiliate of the Company (other than a Restricted Subsidiary) or any warrants, rights or options to directly or indirectly purchase or acquire any such Capital Stock or any securities exchangeable for or convertible into any such Capital Stock; or (iii) a payment made by the Company or any Restricted Subsidiary to redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment (other than the purchase, repurchase, or other acquisition of any Indebtedness subordinate in right of payment to the Securities purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), Indebtedness of the Company which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Securities.

                  "Restricted Subsidiary" means (a) Suburban Cable TV Co. Inc., LenComm, Inc., Lenfest West, Inc., Lenfest Atlantic, Inc., Lenfest Newcastle County, Lenfest Newcastle County, Inc. and CAH, Inc.; (b) any Subsidiary of the Company after the Issue Date unless such Subsidiary shall have been designated an Unrestricted Subsidiary as permitted pursuant to Section 3.08; and (c) an Unrestricted Subsidiary which is redesignated as a Restricted Subsidiary as permitted pursuant to Section 3.08.

                  "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such

Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

                  "SEC" means the Securities and Exchange Commis sion.

                  "Securities" means the Securities issued under this Indenture.

                  "Securities Act" means the Securities Act of 1933.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

                   "Temporary Cash Investments" means any of the following: (i) investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $500,000,000 (or the Dollar Equivalent thereof) and whose long-term debt is rated "A" or higher according to Moody's Investors Service, Inc. (or such equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause
(i) above entered into with a bank meeting the qualifications described in clause (ii) above and (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Rating Services, Inc., a division of The McGraw Hill Companies, Inc.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business of such Person in connection with the acquisition of goods or services.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

                  "Trust Officer" means, when used with respect to the Trustee, any officer (a) within the corporate trust department of the Trustee, including any vice president, assistant vice present, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and (b) who shall have direct responsibility for the administration of this Indenture.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means (a) any Subsidiary in existence on the Issue Date that is not a Restricted Subsidiary; (b) any Subsidiary of an Unrestricted Subsidiary and (c) any Subsidiary of the Company which is designated after the Issue Date as an Unrestricted Subsidiary as permitted pursuant to Section 3.08 and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto.

                  "U.S. Government Obligations" means direct obliga tions (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  SECTION 1.02.  Other Definitions.

                                                    Defined in
             Term                                    Section

         "Affiliate Transaction" ................     3.07
         "Bankruptcy Law" .......................     5.01
         "Change of Control Offer" ..............     3.10
         "Change of Control Payment Date" .......     3.10
         "Change of Control Purchase Price" .....     3.10
         "covenant defeasance option" ...........     7.01(b)
         "Custodian" ............................     5.01
         "Defaulted Interest" ...................     2.10
         "Event of Default" .....................     5.01
         "incorporated provision"................     9.01
         "incur".................................     3.04
         "legal defeasance option" ..............     7.01(b)
         "Legal Holiday" ........................     9.07
         "Paying Agent" .........................     2.03
         "Registrar".............................     2.03
         "Surviving Person" .....................     4.01

                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limita tion;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                  (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                  (8) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or
         (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.


                                    ARTICLE 2

                                 The Securities

                  SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities and the Exchange Securities are set forth in Appendix A which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in
Exhibit 1 to Appendix A and Exhibit A are part of the terms of this Indenture.

                  SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Secu rities and may be in facsimile form.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenti cates the Security, the Security shall be valid neverthe less.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be con clusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and make available for delivery Securities for original issue in an aggregate principal amount of $150,000,000, upon a written order of the Company signed by two Officers. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of securities is to be authenticated and shall further provide instructions concerning amounts for each Holder and delivery. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.06.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appoint ment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authen tication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.03.  Registrar and Paying Agent.  The
Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Secur ities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any addi tional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provi sions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Regis trar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section
6.07. The Company or any of its domestically incorporated Restricted Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securi ties.

                  SECTION 2.04. Paying Agent To Hold Money in Trust. By 10:00 a.m. on each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Restricted Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.05.  Securityholder Lists.  The Trustee
shall preserve in as current a form as is reasonably prac ticable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee or the Company. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Secur ity.

                  Every replacement Security is an additional obligation of the Company.

                  SECTION 2.07. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to Sec tion 2.06, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction or consent or any amendment, modification or other change to the Indenture, Securities owned by the Company or by an Affiliate of the Company shall be disregarded and treated as if they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to the Indenture, only Securities which the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or an Affiliate of the Company.

                  SECTION 2.08. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Secur ities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                  SECTION 2.09. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel or destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Trustee shall in no event be required to destroy Securities. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                  SECTION 2.10. Defaulted Interest. Any interest on any Security which is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Securities and this Indenture (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant record date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

                  (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be given to each Holder, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered at the close of business on such special record date.

                  (ii) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section 2.10, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                  SECTION 2.11. Record Date. The Company may set a record date for purposes of determining the identity of Securityholders entitled to vote or to consent to any action by vote of consent authorized or permitted by Sections 5.04, 5.05 and 9.06. Unless this Indenture provides otherwise, such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to
Section 2.05 prior to such solicitation.

                  SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE 3

                                    Covenants

                  SECTION 3.01 Certain Covenants Suspended. The covenants set forth in this Article 3 will be applicable to the Company, except that during any period of time that:

                  (i) the ratings assigned to the Securities by both of the Rating Agencies are Investment Grade Ratings;
         and

                  (ii) no Event of Default or Default has occurred and is continuing,

                  the Company and its Restricted Subsidiaries will not be subject to the provisions of this Indenture described in Section 3.04, Section 3.05, Section 3.07 and clause (iv) of Section 4.01 (collectively, the "Suspended Covenants").

                  In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the Securities for any period of time as a result of the preceding sentence and, subsequently, one or both Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Securities below the required Investment Grade Ratings, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants for the benefit of the Securities and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the terms of
Section 3.05 as if such covenant had been in effect during the entire period of time from the date of this Indenture.

                  SECTION 3.02. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

                  The Company shall pay interest on overdue princi pal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 3.03. SEC Reports. The Company shall file with the Trustee and provide Securityholders, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and provide the Trustee and Securityholders with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act at the times specified for the filing of such information. The Company also shall comply with the other provisions of TIA ss. 314(a).

                  SECTION 3.04. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or incur any Indebtedness unless, after giving effect to such incurrence on a pro forma basis, the Company's Leverage Ratio would not exceed 8.00.

                  (b) Notwithstanding Section 3.04(a), the Company and its Restricted Subsidiaries may incur the following Indebtedness: (i) the Securities; (ii) Indebtedness outstanding on the Issue Date; (iii) Permitted Refinancing Indebtedness incurred in respect of Indebtedness incurred pursuant to Section 3.04(a) or clauses (i) and (ii) of this paragraph (b); (iv) Indebtedness of the Company owing to and held by a Restricted Subsidiary and Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof; (v) Indebtedness under Interest Rate Agreements; provided, however, such Interest Rate Agreements do not increase the Indebtedness of the Company or its Restricted Subsidiaries outstanding at any time other than as a result of fluctuations in interest rates or by reason of customary fees, indemnities and compensation payable thereunder and (vi) Indebtedness in connection with one or more standby letters of credit or performance bonds issued in the ordinary course of business or pursuant to self-insurance obligations.

                  SECTION 3.05. Limitation on Restricted Payments. (a) The Company shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment, (i) a Default shall have occurred and be continuing, (ii) the aggregate amount of such Restricted Payment and all other Restricted Payments made since November 14, 1995 (the amount of any Restricted Payment, if other than cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of (A) the excess of (I) Cumulative EBITDA over (II) the product of 1.2 and Cumulative Interest Expense, (B) Capital Stock Sale Proceeds,
(C) the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange

(other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Redeemable Stock) of the Company (less the amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon conversion or exchange) and (D) $100,000,000, or (iii) the Company could not incur at least $1.00 of additional Indebtedness pursuant to Section 3.04(a).

                  (b) Notwithstanding Section 3.05(a), the Company may (i) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with
Section 3.05(a), (ii) redeem, repurchase, defease, acquire or retire for value, any Indebtedness subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Securities with the proceeds of any Permitted Refinancing Indebtedness or (iii) acquire, redeem or retire Capital Stock or Indebtedness subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Securities in exchange for, or in connection with a substantially concurrent issuance of, Capital Stock of the Company (other than Redeemable Stock).

                  (c) Any payments made pursuant to clauses (ii) and (iii) of
Section 3.05(b) shall be excluded from the calculation of the aggregate amount of Restricted Payments made after November 14, 1995; provided, however, that the proceeds from the issuance of Capital Stock pursuant to Section 3.05(b)(iii) shall not constitute Capital Stock Sale Proceeds for purposes of Section 3.05(a)(ii)(B).

                  SECTION 3.06. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property, whether now owned or hereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Securities will be secured by such Lien equally and ratably with (or prior to) all other Indebtedness of the Company or any Restricted Subsidiary secured by such Lien for so long as any such other Indebtedness of the Company or any Restricted Subsidiary shall be so secured.

                  SECTION 3.07.  Limitation on Transactions with
Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, lease or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate (an "Affiliate Transaction") unless (i) the terms of such Affiliate Transaction are in writing, (ii) such Affiliate Transaction is in the best interest of the Company or such Restricted Subsidiary, as the case may be, (iii) such Affiliate Transaction is on terms as favorable to the Company or such Restricted Subsidiary, as the case may be, as those that could be obtained at the time of such Affiliate Transaction for a similar transaction in arms'-length dealings with a Person who is not such an Affiliate and (iv) with respect to each Affiliate Transaction involving aggregate payments in excess of $50 million, the Company delivers to the Trustee an opinion letter from an Independent Appraiser to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair from a financial point of view, to the Company or such Restricted Subsidiary, as the case may be, and an Officers' Certificate certifying that such Affiliate Transaction was approved by a majority of the Board of Directors of the Company and that such Affiliate Transaction complies with clauses (ii) and (iii) of this Section 3.07.

                  (b) Notwithstanding Section 3.07(a), the Company may enter into or suffer to exist the following: (i) any transaction pursuant to any contract in existence on the Issue Date, including contracts for the acquisition of cable television programming and renewals, extensions and replacements thereof on terms no less favorable to the Company and its Restricted Subsidiaries than those contained in such contracts on the Issue Date; (ii) any Restricted Payment permitted to be made pursuant to Section 3.05; (iii) any transaction or series of transactions between the Company and one or more of its Restricted Subsidiaries or between two or more of its Restricted Subsidiaries (provided that no more than 5% of the equity interest in any such Restricted Subsidiary is owned by an Affiliate); and (iv) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of its Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation or fees to be fair consideration therefor.

                  SECTION 3.08. Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of the Company may designate an Unrestricted Subsidiary as a Restricted Subsidiary or designate a Restricted Subsidiary as an Unrestricted Subsidiary at any time; provided, however, that immediately after giving effect to such designation on a pro forma basis, (i) the Company's Leverage Ratio would not exceed 8.00, (ii) the Company and its Restricted Subsidiaries are in compliance with Section 3.06 and (iii) an Officers' Certificate with respect to such designation is delivered to the Trustee within 75 days after the end of the fiscal quarter of the Company in which such designation is made (or, in the case of a designation made during the last fiscal quarter of the Company's fiscal year, within 120 days after the end of such fiscal year), which Officers' Certificate shall state the effective date of such designation.

                  SECTION 3.09. Change of Control Offer. (a) Within 30 days of the occurrence of a Change of Control Triggering Event with respect to the Securities, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the Securities at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest (if any) to the Change of Control Payment Date (as hereinafter defined), subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, in accordance with the procedures set forth in this Section 3.09.

                  (b) Within 50 days of the occurrence of a Change of Control Triggering Event with respect to the Securities, the Company also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and
(ii) send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Securities, at his address appearing in the register of the Securities maintained by the Registrar, a notice stating:

                  (1) that the Change of Control Offer is being made pursuant to this Section 3.09 and that all such Securities tendered will be accepted for payment, provided that a Change of Control Triggering Event has occurred and otherwise subject to the terms and conditions set forth herein;

                  (2) the Change of Control Purchase Price and the purchase date, which shall be a Business Day no earlier than 30 days and no later than 60 days after the date on which such notice is mailed (the "Change of Control Payment Date");

                  (3) that any such Security not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any such Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders accepting the offer to have their Securities purchased pursuant to a Change of Control Offer will be required to surrender such Securities to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of such Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased;

                  (7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, provided that each Security purchased and each such new Security issued shall be in a principal amount in denominations of $1,000 and integral multiples thereof; and

                  (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance.

                  (c) On the Change of Control Payment Date, the Company shall
(a) accept for payment the Securities or portions thereof tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and
(c) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate indicating the Securities or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of Securities so accepted payment in an amount equal to the purchase price for such Securities, and the Trustee shall promptly authenticate and mail to such holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each such new Security shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

                  (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 3.09. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.09 by virtue thereof.

                  SECTION 3.10. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4).

                                    ARTICLE 4

                                Successor Company

                  SECTION 4.01. When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, sell, transfer, lease or otherwise dispose of all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless: (i) the Company shall be the surviving Person (the "Surviving Person"), or the Surviving Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the assets of the Company are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) the Surviving Person (if other than the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and the Indenture, and the obligations under this Indenture shall remain in full force and effect; (iii) immediately before and immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction on a pro forma basis (including any Indebtedness incurred or anticipated to be incurred in connection with such transaction or series of transactions), the Surviving Person would be able to incur at least $1.00 of additional Indebtedness pursuant to Section 3.04(a).

                  In connection with any consolidation, merger, transfer or other disposition contemplated by this Section 4.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this Section 4.01 and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

                                    ARTICLE 5

                              Defaults and Remedies

                  SECTION 5.01.  Events of Default.  An "Event of
Default" occurs if:

                  (1) the Company fails to make any payment of interest on any Security when the same becomes due and payable, and such failure continues for a period of 30 days;

                  (2) the Company (i) fails to make the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, or (ii) fails to purchase Securities when required pursuant to this Indenture or the Securities;

                  (3) the Company fails to comply with Section 4.01;

                  (4) the Company fails to comply with Section 3.01, 3.03, 3.04, 3.05, 3.06, 3.07, 3.08 or 3.09 (other than a failure to purchase Securities when required under Section 3.09) and such failure continues for 30 days after the notice specified below, or the Company fails to give the notice specified below;

                  (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below or the Company fails to give the notice specified below;

                  (6) the principal of, any premium or accrued and unpaid interest on Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof, the total amount of such Indebtedness unpaid or accelerated exceeds $10,000,000 or its Dollar Equivalent at the time and such default or acceleration continues for 10 days after the notice specified below;

                  (7) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (C) consents to the appointment of a Custo dian of it
                  or for any substantial part of its property; or

                           (D) makes a general assignment for the bene fit of
                  its creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any
                  Restricted Subsidiary in an involuntary case;

                           (B) appoints a Custodian of the Company or any
                  Restricted Subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the
                  Company or any Restricted Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

                  (9) any judgment or decree for the payment of money in excess of $10,000,000 or its Dollar Equivalent at the time is entered against the Company or any Restricted Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 30 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (A) or (B), such default continues for 10 days after the notice specified below.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (4), (5), (6) or (9) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4), (5), (6) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 5.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 5.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 5.01(7) or (8) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 5.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquies cence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 5.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 8.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 5.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceed ing for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 6.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemni fication satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 5.06.  Limitation on Suits.  A Security
holder may not pursue any remedy with respect to this Inden ture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 5.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Inden ture, the right of any Holder to receive payment of princi pal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Secu rities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 5.08.  Collection Suit by Trustee.  If an
                                 ---------------------------
Event of Default in payment of interest or principal speci fied in Section 5.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in
Section 6.07.

                  SECTION 5.09.  Trustee May File Proofs of Claim.
The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disburse ments and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 6.07.

                  SECTION 5.10.  Priorities.  If the Trustee col
lects any money or property pursuant to this Article 5, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Sec tion 6.07;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securi ties for principal and interest, respectively; and

                  THIRD:  to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 5.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Inden ture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including rea sonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                  SECTION 5.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully refrain from doing so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE 6

                                     Trustee

                  SECTION 6.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of an Event of Default: (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which are required by this Indenture to be delivered to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabil ity for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that: (1) this paragraph does not limit the effect of paragraph (b) of this

Section; (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 6.02.  Rights of Trustee.  (a)  The
Trustee may rely on any document believed by it to be genu ine and to have been signed or presented by the proper per son. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opin ion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.


                  SECTION 6.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 6.10 and 6.11.

                  SECTION 6.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Secur ities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Inden ture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 6.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 6.06. Reports by Trustee to Holders. As promptly as practicable after each August 15 beginning with the August 15 following the date of this Indenture, and in any event prior to October 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of August 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 6.07.  Compensation and Indemnity.  The
                                 ---------------------------
Company shall pay to the Trustee from time to time such rea sonable compensation as the Company and the Trustee shall agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reim burse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify each of the Trustee and any predecessor Trustee against any and all loss, liability, damage, claim or expense (including reasonable attorneys' fees and expenses) incurred by it in connection with the acceptance of the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Trustee shall not settle any such claim without the written consent (which shall not be unreasonably withheld) of the Company, provided that the giving of such consent does not conflict with the provisions of this Indenture or the TIA. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on Securities under Article 7 or otherwise.

                  The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under Bankruptcy Law.

                  SECTION 6.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Secur ities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 6.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.07.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company) or the Holders of 25% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 6.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appoint ment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 6.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 6.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust busi ness or assets to, another corporation or banking associa tion, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 6.10.  Eligibility; Disqualification.  The
                                 ------------------------------
Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Securities or Person directly controlling, controlled by, or under common control with such obligor shall serve as Trustee upon the Securities. The Trustee shall comply with TIAss. 310(b); provided, however, that
                                 --------  -------
there shall be excluded from the operation of TIAss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are out standing if the requirements for such exclusion set forth in TIAss. 310(b)(1) are met.

                  SECTION 6.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                                    ARTICLE 7

                       Discharge of Indenture; Defeasance

                  SECTION 7.01. Discharge of Liability on Securi ties; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.06) for cancellation or (ii) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.06), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 7.01(c) and 7.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Sections 7.01(c), 7.02 and 7.06, the Company at any time may terminate (i) all its obliga tions under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 3.01, 3.03 (to the extent that failure to comply with such Section 3.03 shall not violate the TIA), 3.04, 3.05, 3.06, 3.07, 3.08 and 4.01(iv) and the related operation of Section 5.01(4) and the operation of Sections 5.01(6), 5.01(7) (with respect to Restricted Subsidiaries), 5.01(8) (with respect to Restricted Subsidiaries) and 5.01(9) ("covenant defeasance option"). The Company may exercise its legal defeasance option not withstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 5.01(4), 5.01(6), 5.01(7) (with respect to Restricted Subsidiaries), 5.01(8) (with respect to Restricted Subsidiaries) and 5.01(9) (except to the extent covenants or agreements referenced in such Sections remain applicable).

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 6.07, 6.08, 7.04, 7.05 and 7.06
shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 6.07, 7.04 and 7.05 shall survive.

                  SECTION 7.02.  Conditions to Defeasance.  The
Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Company delivers to the Trustee a cer tificate from a nationally recognized firm of indepen dent accountants expressing their opinion that the pay ments of principal and interest when due and without reinvestment on the deposited U.S. Government Obliga tions plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 5.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other agreement binding on the Company;

                  (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment
         Company Act of 1940;

                  (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Security holders will not recognize income, gain or loss for Federal income tax purposes as a result of such cove nant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (8) the Company delivers to the Trustee an Offi cers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 7 have been complied with.

                  SECTION 7.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obliga tions deposited with it pursuant to this Article 7. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

                  SECTION 7.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 7.05.  Indemnity for Government
Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government
Obligations.

                  SECTION 7.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 7 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restrain ing or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 7 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 7.


                                    ARTICLE 8

                                   Amendments

                  SECTION 8.01.  Without Consent of Holders.  The
Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Security holder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article 4;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Sec tion 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to add guarantees with respect to the Secur ities or to secure the Securities;

                  (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (6) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

                  (7) to make any change that does not adversely affect the rights of any Securityholder.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 8.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the principal of or extend the Stated Maturity of any Security;

                  (4) make any Security payable in money other than that stated in the Security;

                  (5) impair the right of any Securityholder to receive payment of principal of and interest on such Securityholder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Securityholder's Securities;

                  (6) subordinate in right of payment, or otherwise subordinate, the Securities to any other obligations of the Company; or

                  (7) make any change in Section 5.04 or 5.07 or the second sentence of this Section.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 8.03.  Compliance with Trust Indenture
Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 8.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subse quent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subse quent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Security holder.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 8.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 8.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 8 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In sign ing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such (i) amendment is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such amendment have been satisfied; (ii) the Company has all necessary corporate power and authority to execute and deliver the amendment and that the execution, delivery and performance of such amendment has been duly authorized by all necessary corporate action; (iii) the execution, delivery and performance of the amendment do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (a) the Indenture,
(b) the Certificate of Incorporation or By-Laws of the Company, (c) any law or regulation applicable to the Company, (d) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or (e) any material agreement or instrument to which the Company is subject;
(iv) such amendment has been duly and validly executed and delivered by the Company, and the Indenture together with such amendment constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles; and (v) the Indenture together with such amendment complies with the TIA.

                  SECTION 8.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                    ARTICLE 9

                                  Miscellaneous

                  SECTION 9.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the TIA, such imposed duties or incorporated provision shall control.

                  SECTION 9.02. Notices. Any notice or communica tion shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                                    if to the Company:

                                    Lenfest Communications, Inc.
                                    c/o The Lenfest Group
                                    200 Cresson Boulevard
                                    P.O. Box 289
                                    Oaks, PA 19456-0989
                                    Phone:  (610) 650-3000
                                    Fax:  (610) 650-3001

                                    Attention of each of the President and
                                    the General Counsel


                                    if to the Trustee:

                                    The Bank of New York
                                    101 Barclay Street, Floor 21W

                                    New York, N.Y. 10286
                                    Phone: (212) 815-5741
                                    Fax:  (212) 815-5915
                                    Attention of Corporate Trust Trustee

                                    Administration

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subse quent notices or communications.

                  Any notice or communication mailed to a Security holder shall be mailed to the Securityholder at the Secu rityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 9.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  SECTION 9.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 9.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condi tion;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opin ion of such individual, such covenant or condition has been complied with.

                  SECTION 9.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 9.07. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institu tions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 9.08. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  SECTION 9.09. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such lia bility. The waiver and release shall be part of the consi deration for the issue of the Securities.

                  SECTION 9.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 9.11.  Multiple Originals.  The parties
may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 9.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  SECTION 9.13. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                    LENFEST COMMUNICATIONS, INC.

                                      by     /s/ Maryann V. Bryla
                                             ------------------------
                                             Name:
                                             Title:


                                    THE BANK OF NEW YORK, as
                                    Trustee

                                      by     /s/ Lucille Firrincieli
                                             ------------------------
                                             Name: Lucille Firrincieli
                                             Title: Vice President